Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
First Niagara Financial Group, Inc.

We consent to the incorporation by reference in the Registration Statements (No. 333‑57736, No. 333‑105525, No. 333‑105526, No. 333‑139004, No. 333‑166367, No. 333‑173726, No. 333‑175464, No. 333-181037, and No. 333-192773) on Forms S‑8, and (No. 333‑176919) on Form S‑3 of First Niagara Financial Group, Inc. of our reports dated February 25, 2014, with respect to the consolidated statements of condition of First Niagara Financial Group, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 Annual Report on Form 10‑K of First Niagara Financial Group, Inc.

/s/ KPMG LLP

Buffalo, New York
February 25, 2014

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